UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2016

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10680 Treena Street, Suite 500

San Diego, California 92131

(Address of Principal Executive Offices)

(858) 790-5008

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 5, 2016, Mad Catz Interactive, Inc. (the “Company”) and its subsidiaries Mad Catz Inc. (“MCI”) and 1328158 Ontario Inc. (“MCC”), entered into a Third Amendment (the “Amendment”) to that certain Loan and Security Agreement (the “Loan Agreement”) between the Company, MCI, MCC, the Lenders party thereto and NewStar Business Credit LLC (“NSBC”), dated June 30, 2015. The Amendment, which is effective February 5, 2016, resets the EBITDA covenants, as defined, for December 2015 – February 2016, based on revised forecasts, and contains other conditions, including payment of a twenty thousand dollar ($20,000) amendment fee to NSBC, representations and warranties, and provisions that the Company believes are usual and customary for credit arrangements similar to those contemplated by the Amendment.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the full text of such Amendment, a copy of which is attached hereto as Exhibit 10.1

Item 2.02. Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On February 9, 2016, the Company issued a press release announcing its financial results for its fiscal third quarter ended December 31, 2015. A copy of the press release is attached hereto as Exhibit 99.2.

The information contained in this Current Report, including the exhibit, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities

On February 5, 2016, the Company’s Board of Directors (“Board”) approved a restructuring plan in order to lower operating costs, increase efficiencies and better align the Company’s workforce with the needs of the business. The plan consists of a reduction in the number of Company positions across the organization equal to approximately 37% of its total workforce. As a result of the reductions, the Company expects to record cash restructuring charges during the fourth quarter of fiscal 2016, comprising primarily of severance and benefits afforded to terminated employees, of approximately $3.0 million. The Company anticipates that the actions associated with the reductions will be substantially completed by the end of the fiscal fourth quarter of 2016.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departures

Departure of Thomas Brown

On February 5, 2016, Thomas R. Brown resigned from the Board for personal reasons. Mr. Brown also was Chairman of the Board and a member of the Company’s Audit Committee. Mr. Brown’s decision was not the result of any disagreement with the Company or the Board.

Departure of Darren Richardson

On February 5, 2016, as part of the Company’s restructuring plan noted above, Darren Richardson agreed to resign from his position as President and Chief Executive Officer of the Company and as a member of the Board. Mr. Richardson’s decision was not the result of any disagreement with the Company or the Board.

In connection with his departure from the Company, and in accordance with that certain Amended and Restated Employment Agreement, dated April 22, 2014, between the Company and Mr. Richardson, Mr. Richardson is entitled to receive from the Company severance benefits equal to (a) two (2) years of base salary paid over twelve (12) months and according to the Company’s normal payroll practice, (b) if other executive officers receive bonuses for the fiscal year in which Mr. Richardson is terminated, then a pro rata share of the bonus that would have been received by Mr. Richardson for such fiscal year, and (c) continued medical and health benefits for Mr. Richardson and his family for two (2) years following termination or until Mr. Richardson is eligible to receive substantially the same medical and health benefits from another employer, whichever occurs first. Mr. Richardson will also receive such benefits as are required under applicable law. The Company’s severance obligations are subject to receipt of a release of claims from Mr. Richardson.

During the Company’s review and analysis surrounding its restructuring plan and, in part as a result of the agreed resignation of Mr. Richardson, it was discovered that due to an inadvertent clerical error a draft, non-final version of Mr. Richardson’s Amended and Restated Employment Agreement was attached as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014. A copy of the correct final version of Mr. Richardson’s Amended and Restated Employment Agreement, which is consistent with the Company’s prior disclosure regarding its employment arrangements with Mr. Richardson, is attached hereto as Exhibit 10.2.

Departure of Whitney Peterson

On February 5, 2016, as part of the Company’s restructuring plan noted above, Whitney Peterson agreed to resign from his position as Senior Vice President of Business Affairs, General Counsel, and Corporate Secretary of the Company. Mr. Peterson’s decision was not the result of any disagreement with the Company or the Board.

In connection with his departure from the Company, and in accordance with that certain Amended and Restated Employment Agreement, dated April 22, 2014, between the Company and Mr. Peterson, Mr. Peterson is entitled to receive from the Company severance benefits equal to (a) eighteen (18) months of base salary paid over twelve (12) months and according to the Company’s normal payroll practice, (b) if other executive officers receive bonuses for the fiscal year in which Mr. Peterson is terminated, then a pro rata share of the bonus that would have been received by Mr. Peterson for such fiscal year, and (c) continued medical and health benefits for Mr. Peterson and his family for two (2) years following termination or until Mr. Peterson is eligible to receive substantially the same medical and health benefits from another employer, whichever occurs first. Mr. Peterson will also receive such benefits as are required under applicable law. The Company’s severance obligations are subject to receipt of a release of claims from Mr. Peterson.

Appointments

Appointment of Karen McGinnis

On February 5, 2016, the Company appointed Karen McGinnis as President and Chief Executive Officer and the Board also appointed Ms. McGinnis as a director of the Company, effective as of that day.

Ms. McGinnis, age 49, has served as the Company’s Chief Financial Officer since June 2013, when she joined the Company. Prior to joining the Company, Ms. McGinnis served as Chief Accounting Officer of Cymer, Inc. from November 2009 through May 2013. Prior to joining Cymer, Ms. McGinnis was Chief Accounting Officer for Insight Enterprises, Inc., from September 2006 until March 2009, and its Senior Vice President of Finance from 2001 through September 2006. Ms. McGinnis is a certified public accountant and received her bachelor’s degree in accounting from the University of Oklahoma. The Company believes that Ms. McGinnis’ expertise and experience in senior accounting and management positions with publicly traded companies, as well as her experience as Chief Financial Officer with the Company since 2013, qualify her for service on the Board.

The Company is not aware of any related person transaction, directly or indirectly, with or involving Ms. McGinnis within the scope of Item 404(a) of Regulation S-K or otherwise.

In connection with her appointment as President and Chief Executive Officer, Ms. McGinnis entered into an Employment Agreement with the Company, the terms of which are more fully detailed below.

Appointment of David McKeon

On February 5, 2016, the Company appointed David McKeon as Chief Financial Officer of the Company, effective as of that day. Mr. McKeon will replace Ms. McGinnis as Chief Financial Officer of the Company.

Mr. McKeon, age 43, has served as the Company’s Vice President, Corporate Controller since August 2014, when he joined the Company. Prior to joining the Company, Mr. McKeon worked in various finance and accounting positions at Cymer LLC, an ASML Company, and its predecessor company, for over nineteen years, most recently serving as its Senior Director and Global Accounting Controller since 2007. Mr. McKeon is a certified management accountant and received his bachelor’s degree in accounting from San Diego State University.

The Company is not aware of any related person transaction, directly or indirectly, with or involving Mr. McKeon within the scope of Item 404(a) of Regulation S-K or otherwise.

In connection with his appointment as Chief Financial Officer, Mr. McKeon entered into an Employment Agreement with the Company, the terms of which are more fully detailed below.

Appointment of Tyson Marshall

On February 5, 2016, the Company appointed Tyson Marshall as General Counsel and Corporate Secretary, effective as of that day. Mr. Marshall will replace Mr. Peterson in this role.

Mr. Marshall, age 41, has served as the Company’s Associate General Counsel since March 2013, when he joined the Company. Prior to joining the Company, Mr. Marshall spent over ten years in private practice, including eight years with the international, full-service law firm Morrison & Foerster as a member of that firm’s Securities Litigation Enforcement and White Collar Defense group. Before joining Morrison, Mr. Marshall was a securities and IP litigator at Fish & Richardson, an intellectual property and commercial litigation firm. Mr. Marshall earned his law degree, magna cum laude, from the University of San Diego School of Law. Mr. Marshall is admitted to practice in California, before the U.S. District Courts for the Central and Southern Districts of California and Eastern District of Texas, and Ninth Circuit U.S. Court of Appeals.

The Company is not aware of any related person transaction, directly or indirectly, with or involving Mr. Marshall within the scope of Item 404(a) of Regulation S-K or otherwise.

In connection with his appointment as General Counsel and Corporate Secretary, Mr. Marshall entered into an Employment Agreement with the Company, the terms of which are more fully detailed below.

Appointment of Andrew Young

On February 5, 2016, the appointed Andrew Young as Chief Technology Officer, effective as of that day. The Chief Technology Officer position is a newly-created position with the Company.

Mr. Young, age 49, has served as the Company’s Vice President, Product Development, since September 2008 and became an Officer in November 2012. Prior to joining the Company, Mr. Young spent eleven years with Saitek PLC in various Engineering Management positions and was Director of Engineering, Quality and Manufacturing Operations for Saitek upon its acquisition by the Company. Prior to that, Mr. Young held various Design positions with Penny & Giles, a global company that specialized in control systems for the aerospace, military and commercial sectors. Mr. Young is a fully qualified Mechanical Engineer with post graduate qualifications with the Open University (U.K.) & Harvard Business School in Manufacturing Management and Strategic Marketing Management.

The Company is not aware of any related person transaction, directly or indirectly, with or involving Mr. Young within the scope of Item 404(a) of Regulation S-K or otherwise.

In connection with his appointment as Chief Technology Officer, Mr. Young entered into an Employment Agreement with the Company, the terms of which are more fully detailed below.

A copy of the Company’s press release announcing the resignations of Messrs. Brown, Richardson, and Peterson, and the appointments of Ms. McGinnis and Messrs. McKeon, Marshall, and Young is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Compensatory Arrangements

On February 5, 2016, the Company entered into Employment Agreements (the “Employment Agreements”) with each of Karen McGinnis, David McKeon, Tyson Marshall, and Andrew Young (each an “Executive Officer” and collectively the “Executive Officers”). Ms. McGinnis’ Employment Agreement and Mr. Young’s Employment Agreement, as more fully detailed below, supersede and replace in all respects those certain Amended and Restated Employment Agreements, dated April 22, 2014, between the Company and Ms. McGinnis and between the Company and Mr. Young, which agreements are attached as Exhibit 10.29 and Exhibit 10.32, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

Pursuant to the Employment Agreements, Karen McGinnis will serve as the Company’s President and Chief Executive Officer, David McKeon will serve as the Company’s Chief Financial Officer, Tyson Marshall will serve as the Company’s General Counsel and Corporate Secretary, and Andrew Young will serve as the Company’s Chief Technology Officer. Each of the Employment Agreements is effective as of February 5, 2016, has an initial one (1)-year term and automatically renews for successive one (1) year periods unless earlier terminated in accordance with the terms provided therein. The annual base salary of each of the Executive Officers under the Employment Agreements will be $375,000 for Ms. McGinnis, $225,000 for Mr. McKeon, $200,000 for Mr. Marshall, and £160,000 for Mr. Young. Ms. McGinnis’ Employment Agreement also provides for a signing bonus of $25,000. Each Executive Officer’s annual base salary is subject to review and adjustment by the Company’s Board of Directors in its reasonable discretion. Under the Employment Agreements, each Executive Officer is also eligible to participate in such other incentive compensation programs as may be in effect from time to time for the Company’s senior executive officers and in such health, retirement, insurance, paid time off and other benefits programs and policies as are offered by the Company.

Under the Employment Agreements, each Executive Officer’s employment with the Company is “at will” and may be terminated by the Company or the respective Executive Officer without any breach of the Employment Agreement. Each Employment Agreement

provides that if the agreement is terminated by the Executive Officer for “good reason” or by the Company without “cause,” as such terms are defined in each Employment Agreement, each terminated Executive Officer will be entitled to receive from the Company severance benefits equal to eighteen (18) months of base salary paid over twelve (12) months and according to the Company’s normal payroll practice, (b) if other executive officers receive bonuses for the fiscal year in which an Executive Officer is terminated, then a pro rata share of the bonus that would have been received by such Executive Officer for such fiscal year, and (c) continued medical and health benefits for the Executive Officer and his or her family for two (2) years following termination or until the Executive Officer is eligible to receive substantially the same medical and health benefits from another employer, whichever occurs first. The terminated Executive Officer will also receive such benefits as are required under applicable law. The Company’s severance obligations are also subject to receipt of a release of claims from the terminated Executive Officer.

If an Executive Officer’s employment with the Company is terminated within the period of three (3) months prior to a “change of control,” as defined in the Employment Agreements, or within twelve (12) months following a “change in control,” the terminated executive officer will be entitled to receive (a) a lump sum payment in cash equal to eighteen (18) months of the applicable executive officer’s base salary, (b) the target bonus for the fiscal year in which the termination occurred, (c) continued medical and health benefits for the Executive Officer and his or her family for two (2) years following termination or, until the Executive Officer is eligible to receive medical and health benefits from another employer, whichever occurs first and (d) full vesting of all unvested stock options and restricted stock held by the Executive Officer and continue exercisability of stock options until the earlier of the first anniversary of the date of termination and the original expiry date of such options (disregarding early termination provisions).

The Employment Agreements impose confidentiality obligations, contain various restrictive covenants (such as non-competition, non-solicitation and non-disparagement obligations), and contain other terms and conditions commonly contained in employment agreements for executive officers.

The foregoing summary of the Employment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreements, which are attached as Exhibits 10.3, 10.4, 10.5, 10.6 to this report and are incorporated herein by reference.

On February 8, 2016, the Company issued a press release regarding the management changes described above, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Third Amendment to Loan and Security Agreement dated February 5, 2016, by Mad Catz, Inc., Mad Catz Interactive, Inc., and 1328158 Ontario Inc. in favor of NewStar Business Credit, LLC.

10.2	Amended and Restated Employment Agreement effective April 22, 2014, by and between Mad Catz Interactive, Inc. and Darren Richardson.

10.3	Employment Agreement effective February 5, 2016, by and between Mad Catz Interactive, Inc. and Karen McGinnis.

10.4	Employment Agreement effective February 5, 2016, by and between Mad Catz Interactive, Inc. and David McKeon

10.5	Employment Agreement effective February 5, 2016, by and between Mad Catz Interactive, Inc. and Tyson Marshall.

10.6	Employment Agreement effective February 5, 2016, by and between Mad Catz Interactive, Inc. and Andrew Young.

99.1	Press Release, dated February 8, 2016, issued by Mad Catz Interactive, Inc.

99.2	Press Release, dated February 9, 2016, issued by Mad Catz Interactive, Inc., furnished pursuant to Items 2.02 and 5.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2016	MAD CATZ INTERACTIVE, INC.

	By:	/s/ DAVID MCKEON
	Name:	David McKeon
	Its:	Chief Financial Officer